Exhibit 10.16

ASSIGMENT AGREEMENT

This Assignment Agreement  (the “Agreement”) is made this 23rd day of August, 2013, by and between SmartHeat Inc., a Nevada corporation, having an address as 1802 North Carson Street, Suite 212, Carson City, NV 89701 (“Smartheat”), and Heat HP Inc., a Nevada corporation, having an address at 1802 North Carson Street, Suite 212, Carson City, NV 89701 (“Heat HP”), which is 100% owned by SmartHeat.

WHEREAS, SmartHeat desires to transfer the ownership of certain  subsidiaries to its wholly owned subsidiary, Heat HP, in order to restructure the ownership structure of its subsidiaries to better reflect the operations of its business.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.           Assignment of Directly Owned Subsidiaries. SmartHeat hereby sells, assigns and transfers to Heat HP one hundred percent (100%) of SmartHeat’s right, title and interest in and to the equity interests it holds in the following companies:

SmartHeat (China) Investment Co., Ltd. (“SmartHeat Investment”);

SmartHeat (Shanghai) Trading Co., Ltd (“SmartHeat Trading”).; and

Beijing SmartHeat Jinhui Energy Technology Co. (“SmartHeat Jinhui”), Ltd..

2.           Assignment of Indirectly Owned Subsidiaries.  SmartHeat hereby agrees to cause SmartHeat Taiyu (Shenyang) Energy Technology Co., Ltd., incorporated in the People’s Republic of China (“Taiyu”), and wholly owned by SmartHeat, to transfer 100% of Taiyu’s equity interest in SmartHeat (Shenyang) Heat Pump Technology Co., Ltd. (“SmartHeat Shenyang”) and SmartHeat Deutschland GmbH (“SmartHeat Germany”).

3.           Recordation of Transfer.  SmartHeat hereby agrees to cause SmartHeat Investment, SmartHeat Trading, SmartHeat Jinhui, Hohot Ruicheng and SmartHeat Shenyang to record the transfer of the equity interests in each of these companies to Heat HP with the Ministry of Commerce of the People’s Republic of China.  SmartHeat hereby agrees to cause SmartHeat Germany to record the transfer of its equity interest to Heat HP.

4.           Assignment Subject to Liens.  The foregoing assignments are subject to any lien incurred by the Company pursuant to the Credit and Security Agreement between the Company and Northtech Holdings, Inc. dated July 27, 2012, as amended, and is subject to the terms thereof.

5.           Further Actions.  Each of the parties hereto covenants and agrees, to execute and deliver, at the request of the other party hereto, such further instruments of transfer and assignment and to take such other action as such other party may reasonably request to more effectively consummate the assignments contemplated by this Agreement.

6.           Assignments, Successors and No-Third Party Rights. This Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section 5.

7.           Entire Agreement; Modification.  This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the party to be charged with the amendment.

8.           Headings; Severability. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

9.           Execution of Agreement. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

SMARTHEAT INC.

By: /s/ Oliver Bialowons
Name: Oliver Bialowons
Title:  President

HEAT HP INC.

By: /s/ Oliver Bialowons
Name: Oliver Bialowons
Title:  President